                                                                     EXHIBIT 4.2

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE/PLACEMENT AGREEMENT (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE/PLACEMENT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE PURCHASE/PLACEMENT AGREEMENT, THIS GLOBAL CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT'"), AND MAY NOT BE OFFERED, SOLD, OR PLEDGED EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), (7) OR (8) UNDER THE SECURITIES ACT), OR (C) HE OR SHE IS AN INDIVIDUAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) (4), (5) OR
(6) UNDER SECURITIES ACT); (2) AGREES THAT HE, SHE OR IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OF ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THE UNITS OR UNDERLYING SHARES OF COMMON STOCK OR WARRANTS FOR HIS, HER OR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR

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INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION
WITH, ANY DISTRIBUTION THEREOF (AND, IF REQUESTED, BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO US); OR (E) IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (2) (D) OR (E) IS SUBJECT TO THE RIGHT OF THE CORPORATION TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO IT IN FORM AND SUBSTANCE, AND THE FOREGOING CLAUSE (D) IS SUBJECT TO THE RIGHT OF THE CORPORATION TO REQUIRE THAT THE TRANSFEROR DELIVER TO IT A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF APPENDIX B TO THE OFFERING MEMORANDUM.

ONLY WHOLE UNITS WILL BE ISSUED AND MAY BE TRANSFERRED. ANY TRANSFER OF FRACTIONAL UNITS OR THE UNDERLYING COMMON STOCK OR WARRANTS SHALL BE DEEMED TO BE VOID AND OF NOT LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH UNITS FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO THE RECEIPT OF DIVIDENDS ON THE COMMON STOCK UNDERLYING THE UNITS, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH UNITS.

SO LONG AS THESE UNITS ARE "RESTRICTED SECURITIES" (AS SUCH TERM IS DEFINED IN RULE 144(a)(3) UNDER THE SECURITIES ACT), THE COMPANY AGREES TO MAKE AVAILABLE TO EACH HOLDER AND EACH PROSPECTIVE PURCHASER OF THE UNITS DESIGNATED BY A HOLDER, UPON REQUEST, THE INFORMATION REQUIRED TO BE PROVIDED PURSUANT TO RULE 144A(d)(4) UNDER THE SECURITIES ACT.

PRIOR TO THE DATE (I) THE UNITS QUALIFY AS A CLASS OF "PUBLICLY OFFERED SECURITIES," OR (II) THE ISSUER COMPLIES WITH ANOTHER AVAILABLE EXCEPTION UNDER THE PLAN ASSETS REGULATION ISSUED BY THE DEPARTMENT OF LABOR, THE SALE, TRANSFER OR DISPOSITION OF THE UNITS OR INTERESTS THEREIN WILL NOT BE PERMITTED UNLESS, FOLLOWING SUCH SALE, TRANSFER OR DISPOSITION, NO SUCH UNIT OR INTEREST THEREIN IS HELD BY ANY (I) EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA), THAT IS SUBJECT TO TITLE I OF ERISA; (II) PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE, THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE; (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE INVESTMENT OF ASSETS BY A PLAN DESCRIBED IN I OR II IN SUCH ENTITIES; OR ANY (IV) ENTITY THAT OTHERWISE CONSTITUTES A "BENEFIT PLAN INVESTOR" WITHIN THE MEANING OF THE PLAN ASSETS REGULATION THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

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
THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES OF INCORPORATION OF THE "COMPANY", (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY'S COMMON STOCK IN EXCESS OF 9.6% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE COMPANY IN EXCESS OF 9.6% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER
SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (IV) OTHER THAN AS PROVIDED IN THE COMPANY'S ARTICLES OF INCORPORATION, NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE ARTICLES OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE COMPANY UPON REQUEST AND WITHOUT CHARGE.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS,

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RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS,
QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION (THE "CHARTER"), A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR THE TRANSFER AGENT.

                            ARBOR REALTY TRUST, INC.

                                      UNITS

No.:  [  ]                                                    CUSIP No.: [   ]
Number of Units:   [   ]

      This Unit Certificate certifies that Cede & Co. is the registered Holder of the number of Units set forth above, as such number may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Certificate annexed hereto. Each Unit consists of (i) five shares of Common Stock, par value $0.01 per share (the "Common Stock") of Arbor Realty Trust, Inc. (the "Company") and (ii) a warrant to purchase one share of Common Stock pursuant to that certain Warrant Agreement (the "Warrant Agreement"), by and between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"). All capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Purchase/Placement Agreement (the "Purchase/Placement Agreement"), by and between the Company and the Initial Purchaser/Placement Agent named therein, and the Warrant Agreement, as applicable.

      The Warrants underlying the Units represented hereby may not be exercised or detached from the Units prior to the Detachment Date (as defined in the Warrant Agreement). Neither the shares of Common Stock nor the Warrants underlying the Units represented hereby may be transferred except as part of the Units prior to the Detachment Date.

      THIS UNIT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

      Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Authenticating Agent by manual signature, this Unit Certificate shall not be entitled to any benefit under the Purchase/Placement Agreement or the Warrant Agreement or be valid or obligatory for any purpose.


                                       5
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      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                  ARBOR REALTY TRUST, INC.




Dated: : July 1, 2003             By:
[SEAL]                               --------------------------------------
                                     Name:
                                     Title: President

-----------------------------
Name:
Title: Secretary



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
              AUTHENTHICATING AGENT'S CERTIFICATE OF AUTHENTICATION

      This is one of the Unit Certificates referred to in the within mentioned Purchase/Placement Agreement and Warrant Agreement.

                                  American Stock Transfer & Trust Company, as Authenticating Agent




Dated: July 1, 2003
                                 By:
                                     ---------------------------------------
                                     Authorized Officer

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                                    [REVERSE]

      The Warrants represented by this Unit Certificate are part of a duly authorized issue of Warrants of Arbor Realty Trust, Inc. (the "Company") expiring 5:00 p.m., New York City time, on the Expiration Date. The Warrants represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), by and between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"), which Warrant Agreement and any amendments thereto are hereby incorporated by reference in and made a part of this instrument, and to which reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Holders of Warrants. A copy of the Warrant Agreement may be obtained from the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Frederick C. Herbst, or the Warrant Agent at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, Attention: Corporate Department, by a written request from the Holder hereof or which may be inspected by any Holder or such Holder's agent at the principal office of the Company or the Warrant Agent.

      The Common Stock and Warrants underlying the Units represented hereby are entitled to the benefits of a Registration Rights Agreement dated as of July 1, 2003.

      Prior to the exercise of any Warrant represented hereby, the holder of a Warrant shall not be entitled to any rights of a stockholder of the Company by reason of such Person being a holder of any Warrant represented hereby, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of Warrants under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the holders of at least a majority of the Warrants at the time outstanding. Any such consent shall be conclusive and binding upon the holders of the Warrants evidenced hereby, or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made thereon. Notwithstanding the immediately preceding sentence, the Warrant Agreement provides that the consent in writing of each and every holder of Warrants shall be required for any such modification, supplement or amendment which (a) changes the Exercise Period (except to extend the expiration of the Exercise Period to a later date) or increases the Exercise Price, or (b) reduces the percentage of holders of outstanding Warrants the consent of who is required to modify, supplement or amend the Warrant Agreement.

      All terms used in this Unit Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

      Upon registration of transfer of this Unit Certificate, the transferee shall be bound under the terms of the Purchase/Placement Agreement, and the Warrant Agreement and the transferor shall be released from the obligations under the Purchase/Placement Agreement and the Warrant Agreement. The Company covenants and agrees, and the holders of the Warrants and Common Stock, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                as tenants in common
UNIF GIFT MIN ACT -      Custodian

                         ------------------------------------
                         (cust)                       (minor)

                         Under Uniform Gifts to Minors Act

                         ------------------------------------
                                     (State)

TEN ENT -                as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common


Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

      For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Units, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Units on the books of the Company, with full power of substitution in the premises.


Dated:

----------------------------              -------------------------------

----------------------------              -------------------------------


                                          Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.




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